UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

YUNHONG CTI LTD.

(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road, Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which egistered
Common Stock	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K of Yunhong CTI Ltd. (formerly CTI Industries Corporation) (the “Company”), on January 3, 2020, the Company entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, and LF International Pte. Ltd. (the “Investor”), agreed to purchase, up to 500,000 shares of the Company’s newly created Series A Convertible Preferred Stock (“Series A Preferred”), with each share of Series A Preferred initially convertible into ten shares of the Company’s common stock (“Common Stock”), at a purchase price of $10.00 per share, for aggregate gross proceeds of $5,000,000 (the “Offering”).  On January 13, 2020, the Company conducted its first closing of the Offering, resulting in aggregate gross proceeds of $2,500,000.

The Purchase Agreement contemplates a second closing for the purchase and sale of an additional 250,000 shares of Series A Preferred (the “Second Closing”), which is subject to certain closing conditions. However, as previously disclosed on a Current Report on Form 8-K of the Company, on February 24, 2020, to permit an interim closing prior to the satisfaction of the relevant closing conditions to, and the consummation of, the Second Closing, the Company and the Investor entered into an amendment to the Purchase Agreement (the “Purchase Agreement Amendment”), pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase, 70,000 shares of Series A Preferred at a purchase price of $10.00 per share, for aggregate gross proceeds of $700,000 (the “Interim Closing”). As an inducement to enter into the Purchase Agreement Amendment, the Company i) granted to the Investor the right to appoint and elect a second member to the Company’s Board of Directors (the “Board”) and ii) agreed to issue to the Investor 140,000 shares of Common Stock. As previously disclosed on a Current Report on Form 8-K of the Company, on February 28, 2020, the Company and the Investor closed on the Interim Closing.

On April 13, 2020, to permit an additional interim closing prior to the satisfaction of the relevant closing conditions to, and the consummation of, the Second Closing, the Company and the Investor entered into a second amendment to the Purchase Agreement (the “Second Purchase Agreement Amendment”), pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase, 130,000 shares of Series A Preferred at a purchase price of $10.00 per share, for aggregate gross proceeds of $1,300,000 (the “Additional Interim Closing”). As an inducement to enter into the Second Purchase Agreement Amendment, the Company i) granted to the Investor the right to appoint and elect a third member to the Board of the Company and ii) agreed to issue to the Investor 260,000 shares of Common Stock. On April 13, 2020, the Company and the Investor closed on the Additional Interim Closing.

On June 5, 2020, the Company and the Investor conducted the Second Closing, as modified by the Interim Closing and Additional Interim Closing (the “Final Closing”), and closed on the issuance of 50,000 shares of Series A Preferred at a purchase price of $10.00 per share to the Investor for aggregate gross proceeds of $500,000 to the Company.

The Company paid the placement agent for the Offering a fee equal to ten percent (10%) of the gross proceeds from the Final Closing and warrants to purchase shares of Common Stock in an amount equal to ten percent (10%) of the Common Stock issuable upon conversion of the Series A Preferred sold in the Final Closing at an exercise price of $1.00 per share.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2020, Steve Merrick resigned as a director and Secretary of the Company. In addition, John Schwan resigned as a director and Chairman of the Board of the Company. The Board subsequently appointed Frank Cesario, the Company’s President, Chief Executive Officer and Chief Financial Officer as its new Secretary and Yubao Li, a Company director, as its new Chairman.

Since November 20, 2017, Mr. Cesario has served as the Company’s Chief Financial Officer. Mr. Cesario was appointed as a director of the Company on December 31, 2019 and was appointed as the Company’s President and Chief Executive Officer on January 2, 2020.  Prior to joining the Company, Mr. Cesario served in similar roles with Nanophase Technologies Corporation and ISCO International, Inc., publicly traded global suppliers of advanced materials and telecommunications equipment, respectively, as well as Turf Ventures LLC, a privately held chemicals distributor. He began his career with KPMG Peat Marwick and then served in progressively responsible finance positions within Material Sciences Corporation and Outokumpu Copper, Inc. Mr. Cesario holds an MBA (Finance) from DePaul University and a B.S. (Accountancy) from the University of Illinois, and is a registered CPA in the State of Illinois.

There are no family relationships between Mr. Cesario and any director or executive officer of the Company.

Mr. Li has served as a Director of the Company since January 13, 2020 and was elected as Chairman of the Board on June 1, 2020. Mr. Li has been serving as the chairman of Yunhong International since its inception in January 2019 and served as its chief executive officer from January 2019 to September 2019. Mr. Li has been serving as the president of Hubei Academy of Science and Technology since July 2018, one of the key multi-disciplinary universities in Hubei Province, China. Since June 2018, Mr. Li has been serving as the director of Photoproteins Research Centre at China’s Academy of Management Science, a research institute situated in Beijing, China where he supports innovation by defining the research focus of the institute. Mr. Li has also been serving as director and/or officer of several other entities, including as the executive director and general manager of Hubei Teruiga Energy Co., Ltd, a new energy technology company, since November 2017, the executive director of Hubei Yuntong Energy Co., Ltd., a solar power and agriculture company, since April 2016, the executive director and general manager of Hubei Yun Hong photovoltaic Co., Ltd., a solar power and agriculture company, since May 2016, the president of Hubei Yunhong Deren Tourism Co., Ltd., a tourism project developer, since May 2016 and the president of Yunhong Group Holdings Co., Ltd., a company engaged in the business of solar power construction and solar photovoltaic power generation, since 2013. In addition, in 2013, Mr. Li founded China Hubei Yunhong Energy Group Co., Ltd., a Chinese nutrition company operating in China and abroad, and he currently serves as the chairman of its board of directors. Mr. Li received his EMBA in Investment, Financing and Capital Strategy from Peking University.

There are no family relationships between Mr. Li and any director or executive officer of the Company.

On June 1, 2020, to fill the Board vacancies caused by Mr. Merrick and Mr. Schwan’s resignations, the Board appointed Wan Zhang and Yaping Zhang as directors of the Company.

Ms. Wan Zhang is currently a senior manager at Taikang Bybo Dental Group, where she is responsible for the group’s strategic planning and operations supervision. Prior to that, Ms. Zhang served as a senior manager at PKU Healthcare Group in Beijing, China. From 2014 to 2018, Ms. Zhang was a manager of the strategic investment department and board secretary at Capital Healthcare Group, a healthcare investment holding conglomerate in Beijing, China (“Capital Healthcare”). She also worked as the board secretary and assistant to the director of operations at Capital Healthcare’s subsidiary, Aiyuhua Women’s and Children’s Hospital in Beijing, China. Ms. Zhang’s previously served as an assistant board secretary at Tsit Wing Group, a food and beverages services provider in Hong Kong. Ms. Zhang began her career with Albert YK Lau & Co (Certified Public Accountants), Hong Kong, as an auditor and board secretary. Ms. Zhang graduated from Wuhan University with a Bachelor of Science degree in Biology and Lingnan University with a Master’s degree in International Banking and Finance.

Ms. Yaping Zhang has served as the board secretary of Yunhong Group Holdings Co., Ltd., a company engaged in the business of solar power construction and solar photovoltaic power generation, since 2017. Prior to that, she served as the assistant chairman of Hubei Yunhong Energy Group Holdings Co., Ltd., a Chinese nutrition company operating in China and abroad.  Yaping Zhang has a Master’s Degree in Literature from Wuhan University.

There are no family relationships between Wan Zhang, Yaping Zhang and any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2020

YUNHONG CTI LTD.

By:	/s/ Frank Cesario
Frank Cesario
President, Chief Executive Officer, Chief Financial Officer and Secretary